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EXHIBIT 10.9                                                             PAGE 10

                            EXCLUSIVE RIGHT AGREEMENT

AGREEMENT made the 19 day of FEBRUARY, 1998 by and between ALFIN FRAGRANCES, INC. (hereinafter referred to as the "Principal"), with its principal office located at 720 FIFTH AVENUE, NEW YORK, NEW YORK 10019 and Newmark & Company Real Estate, Inc., (hereinafter referred to AS the "Agent") WITH ITS principal office located at 125 Park Avenue, New York, New York, 10017.

                                   WITNESSETH

WHEREAS, Principal is the tenant under a certain lease agreement dated NOVEMBER 30, 1983, which was subsequently amended as per Extension Agreement dated March 4, 1993 between Principal and 720 FIFTH AVENUE ASSOCIATES, as landlord ("Landlord") (hereinafter the lease and extension agreement shall collectively be referred to as the "Lease") for THE ENTIRE EIGHTH (8TH) FLOOR AT 720 FIFTH AVENUE (hereinafter referred to as the "Sublet Premises") and is vested with the authority to enter into this Agreement and perform the terms and conditions hereunder; and

WHEREAS, Principal desires to appoint Agent as its sole and exclusive leasing agent with respect to the disposition of the Sublet Premises and Agent desires to accept such appointment subject to and conditioned upon the terms and conditions hereunder; and

NOW, THEREFORE, for Ten ($10.00) Dollars and other good and valuable consideration, each to the other in hand paid, the receipt and sufficiency of which is hereby, the parties hereof acknowledged, as follows:

1. APPOINTMENT OF AGENT: Principal hereby appoints Agent and Agent hereby agrees to act as agent with the sole and exclusive right to dispose of all or a portion of the Sublet Premises by sublease, assignment, release, cancellation surrender, license or sale of the Lease or in any other manner whatsoever (hereinafter individually and collectively referred to as the "Sublease") on the terms and conditions as may be agreed upon by the Principal and the proposed sublessee, assignee, or other occupant, (hereinafter collectively referred to as the "Proposed Subtenant") or Landlord.

2. TERM: Agreement shall become effective on the FEBRUARY 12, 1998 and may be terminated after this Agreement has been in effect for SIX (6) months by either party upon thirty (30) days prior written notice to the other parry, sent by certified mall return receipt requested (the date that this Agreement is to terminate shall hereinafter be referred to as the "Termination Date").

3. PRINCIPAL'S AND AGENT'S DUTIES: Principal agrees during the term of this Agreement to refer to Agent all offers and inquiries with respect to the Sublet Premises and Agent agrees to make diligent investigations and develop such offers or inquiries, and to canvas, solicit and otherwise employ its services to sublet or otherwise dispose of the Sublet Premises.

4. OUTSIDE BROKER As the sole and exclusive agent for the Sublet Premises,Agent is hereby authorized by Principal to utilize the services of real estate brokers licensed by the State of New York who are not in the employ of the Agent (hereinafter referred to as the Outside Broker).

5. ADVERTISING. Principal agrees that, subject to Principal's authorization, it shall pay the cost of any and all advertising, promotional material, messenger and mailing costs and other reasonable expenses incurred
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                                                                         PAGE 11
         by Agent in connection with Agent's appointment hereunder.

6.       COMPENSATION:

         a. In the event that a Sublease for the Sublet Premises is fully executed by the parties thereto, and if required, approved by Landlord and, whether or not Agent is the procuring cause thereof, then, and in such event, Agent does hereby agree to accept as compensation in fall, a commission computed in accordance with the terms and rates as set forth in Exhibit "A" annexed hereto and made part hereof. The commissions payable to Agent hereunder shall be paid to Agent one hundred (100%) percent on the date the Sublease is fully executed by the parties thereto and Landlord's consent is provided, if required.

         b. If a Sublease is effected whereby an Outside Broker is the procuring cause, then and in such event, Principal agrees to pay Agent a commission in an amount equal to fifty (30%) percent of the fall commission calculated in accordance with the terms and rates as set forth in Exhibit A. The commission hereunder shall be paid as set forth in paragraph 6 (a). Principal shall pay the Outside Broker pursuant to a separate brokerage agreement entered into between the parties.

         d. If there is a release, surrender, buyout or recapture of the Lease by the Landlord or its designee or assignee, Agent shall be paid a fall commission in accordance with the schedule of commission rates set forth hereinabove, calculated upon the remaining rentals for the inexpired term of the Lease and upon any consideration for such release, surrender, sale or other disposition.

7. PENDING TRANSACTIONS: Within thirty (30) days of the Termination Date, Agent shall deliver to Principal a complete list of pending, proposed and incomplete transactions in connection with the disposition of the Sublet Premises then under negotiation (the "Pending List"). The Pending List shall contain sufficient information to identify the transactions. In the event any pending or incomplete transaction on the Pending List is closed after the Termination Date, Principal shall recognize Agent as the exclusive broker and shall pay Agent a commission in accordance with the terms set forth in Article 6.


8. DEFAULT BY PRINCIPAL: In the event that any payment provided for herein is not paid within thirty (30) days after notice of non-payment, the entire commission or any remaining unpaid portion thereof shall become immediately due and payable and Principal agrees to pay all costs of collection, including reasonable attorneys attorney's. In addition, any amounts owed pursuant to this Agreement and not paid when due shall accrue interest at the rate of one and one-half (1-1/2%) percent per month, commencing from the due date until paid in fall.

9.       MISCELLANEOUS.

         a. Principal represents and warrants to Agent that it has the fall authority to enter into this Agreement and that the individual(s) executing the Agreement is authorized to act on behalf of Principal.

         b.       In the event any provision of the Agreement is found to be void or unenforceable by a court of
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                                                                         PAGE 12


      competent jurisdiction, the remaining provisions of the agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted. Principal acknowledges that Agent may represent both potential tenants and Principal simultaneously with respect to the same transaction and Principal consents to such du~ I representation.

a. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to agreements made and to be performed entirely within New York.

e. This Agreement shall be construed without regard to any rule of construction to the effect that an agreement shall be construed against the party who drafted such agreement.

f. In the event of a dispute between the parties arising under the terms and conditions of this agreement is not settled by the parties thereto, such dispute shall be submitted to arbitration in accordance with the Commercial Rules and Regulations of the American Arbitration Association or the Real Estate Board of New York. However, each party shall be permitted disclosure pursuant to Article 31 of the Civil Practice Law and Rules.

g. The parties acknowledge that Agent is not responsible to determine whether toxic or hazardous wastes or substances or other undesirable materials are present at the Sublet Premises.

h. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. This Agreement may not be changed or modified orally but only by written instrument signed by the parties thereto. This agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties.

IN WITNESS WHEREOF- the parties have executed and delivered this Agreement as of the date first above Written.


     Dated
           ---------

                                            NEWMARK & COMPANY REAL ESTATE, INC.

                   Dated:  2/20/98          BY:       /S/ Elaine Goldberg
                           -------                    -------------------------
                                            NAME:     /S/ Elaine Goldberg
                                                      -------------------------
                                            TITLE:
                                                      -------------------------


                                            ALFIN FRAGRANCES INC.

                   Dated:  2/19/98          BY:       /S/ Michael D. Ficke
                   -------                            -------------------------
                                            NAME:     Michael D. Ficke
                                                      -------------------------
                                            TITLE:    Secretary
                                                      -------------------------


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                                                                         PAGE 13








STATE OF NEW YORK                                      )

                                                       ) ss.:

COUNTY OF NEW YORK                                     )

On the 23rd day of February 1998, before me personally came Elaine Goldberg to me known, who being by me duly sworn, did depose and say that he resides at New York County, NY that he is the General Counsel of Nemark & Company Real Estate, Inc. the corporation described in and which executed the foregoing instrument by order of the board of directors of said corporation.

                                     Notary Public  /s/ Rolla S. Eisner
OF NEW YORK
                                                       )  ss.:
COUNTY OF NEW YORK



On the 19th day of February 1998, before me personally came Michael D. Ficke, to me known, who being by me duly sworn, did depose and say that he resides 720 Fifth Avenue, Ny, NY 10017, of Alfin Frangrances, Inc. the corporation described in and which executed the foregoing instrument by order of the board of directors of said corporation.

                               STATE OF NEW YORK

                               COUNTY OF NEW YORK

         On the day of ____________, 199 , before me came ______________ a
Partner of a New York General Partnership, to me known and known to me to be the individual described in and who executed the foregoing instrument; and he thereupon acknowledged to me that he executed the same for and on behalf of said Partnership as a General Partner thereof.


                       LEASES
The first, second years                                       5%
The third year                                                4%
The fourth, fifth, sixth and seventh years                    3%
The eighth year and beyond                                    2%
For selling furniture,
fixtures and/or goodwill                                     10%

                       SALES
For selling or exchange real estate on the selling
price, up to and including $l,000,000.00                      6%
On the excess above $1,000,000.00                             3%




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                                                                         PAGE 14

                                   SPECIAL CONDITIONS

         1. The commission will be 10% of the aggregate rental for leases with a term of two years or less.

         2. On leases where there is an allowance in the form OF a rental concession (as ciistin"'~aished from an allowance for repairs and decoration, etc.) the commission shall be figured on the net rental for the term, ',with the concession ratably spread over the entire term of the Sublease.

         3. All commissions payable hereunder shall be payable only on the base or fixed annual rental due under the Sublease or other agreement evidencing the disposition of the Sublet Premises for the term thereunder, and (a) percentage or overage rent, or (b) payments made by the Proposed Subtenant allocable to increases in real estate taxes, flael, operating expenses or labor, shall not be subject to the commission paid to Agent.

         4. 1f the Sublease gives Principal the right of cancellation, a full commission for the entire term called for in the Sublease shall be paid by Principal. If a Sublease gives the Proposed Subtenant the rictht or option of cancellation, provided that such tight or option is not conditioned upon the Principal's act or omission to act, a full commission shall be paid on the aggregate rentals up to the date on which said Sublease may, under its terms, be canceled by the Proposed Subtenant. In addition, Principal shall, if such Proposed Subtenants cancellation tight or option is not exercised, pay the balance of the full commission for the remainder of the term of the Sublease not surrendered or canceled by the Proposed Subtenant, less the amount of commission solely arcributable to such consideration previously paid by the Principal to Agent. Notwithstanding the foregoing) in the event that there is a cancellation penalty which includes Agent's (or Outside Broker's) unauthorized commissions, then Agent shall be paid for the entire term of the Sublease, regardless of such cancelable portion of the Sublease, as if such option to cancel did not exist.